English Translation

Performance Salary Assessment Agreement

Party A: Guang dong Ge wang Biotechnology Shares Co., Ltd.

Party B: Li Wang

In order to promote the company’s economic benefit and stimulate employees’ working enthusiasm, on the principle of fairness, justice, encouragement and competition, the agreement hereby is made to make the income of employees be more closely associated with personal work capacity, his contribution and loyalty to the company. Party B confirms and voluntarily agrees with the relevant provisions of this agreement.

I. Both Party A and Party B consent to assess the working performance of Party B and dispense performance salary in accordance with Labor Contract Law of the People's Republic of China.

II. According to the content stipulated in the agreement, Party A shall pay the performance salary of 50,000,00 Yuan to Party B monthly when the net margin of the company reaches to 2,500,000,00 Yuan, and the performance salary shall be uniformly paid after accumulation before December 31 of that year.

III．Date of agreement: From April 8th, 2016 to April 7th, 2017

IV. The main assessment contents of performance salary are as follows:

1. Loyalty: If Party B resigns from the job unilaterally during the contract period, Party B will not be paid the performance salary for that month.

2. Working capabilities: Party B shall fulfill their duties according to responsibilities stipulated by Party A, perform duties seriously and complete all kinds of work tasks assigned by Party A.

3. Working attitudes: Party B shall comply with Party A’s rules and regulations, as well as relevant requirements, if there is any violation or nonperformance of the duties, Party B will be fined or be punished or be canceled performance salary in that month according to the situation.

V． The agreement, which comes into effect from the date of seal or signing, is made in duplicate with each Party holding one.

VI.  The interpretation power of this agreement is reserved by Party A.

(This page is for signing with no body.)

Party A: Representative: Shili Zhang	Party B: Li Wang
Date of signing: April 8, 2016	Date of signing: April 8, 2016